RICHARDSON & PATEL
                              10900 WILSHIRE BLVD.
                                    SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                            TELEPHONE (310) 208-1183
                            FACSIMILE (310) 208-1154

                                January 28, 2005

Innovative Card Technologies, Inc.
11601 Wilshire Boulevard, Suite 2160
Los Angeles, California 90025

      Re:   Registration Statement on Form SB-2

Ladies and Gentlemen:

      We have acted as counsel to Innovative Card Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "Commission") on Form SB-2 of 3,178,331 shares of the Company's common stock, par value $0.001 (the "Shares"), 1,083,831 of which have been issued to certain selling stockholders, 1,844,500 of which will be issued upon conversion of 1,844,500 shares of series A preferred stock held by certain selling stockholders and the remainder of which may be issued to certain selling stockholders upon the exercise of certain warrants. In connection with this registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and the issuance (or proposed issuance) of the Shares, the Company's Certificate of Incorporation and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to render the following opinion.

      Based upon that review, it is our opinion that the Shares now issued, as well as the Shares that may be issued upon the exercise of the warrants, will be legally issued, fully paid, and nonassessable under the Delaware General Corporation Law. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

      We hereby consent to the use of this opinion in the registration statement filed with the Commission in connection with the registration of the Shares and to reference to our firm under the heading "Experts" in the registration statement.

                                             RICHARDSON & PATEL LLP


                                             /s/ Richardson & Patel LLP
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